FORM ID, SECTION 13(D), SECTION 13(G) AND SECTION 16
                               POWER OF ATTORNEY


         Matthew Avril (the "Filing Person"), does hereby constitute and appoint Tiffany McMillan-McWaters, Nicole Ossenfort and Michael Piper as the Filing Person's true and lawful attorneys-in-fact, any of whom acting singly is hereby authorized, forthe Filing Person and in his name and on his behalf, to (i) prepare, execute in his name and on his behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including any necessary amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the Filing Person to make electronic filings with the SEC; (ii) prepare, execute and file any and all forms, instruments or documents, including any necessary amendments thereto, as such attorneys or attorney deems necessary or advisable to enable the Filing Person to comply with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Section 13(g) of the Exchange Act, or any rule or regulation of the SEC in respect thereof (collectively, "Sections 13(d) and 13(g)"); and (iii) prepare, execute and file any and all forms, instruments or documents, including any necessary amendments thereto, as such attorneys or attorney deems necessary or advisable to enable the Filing Person to comply with Section 16 of the Exchange Act or any rule or regulation of the SEC in respect thereof (collectively, "Section 16").

        The Filing Person does hereby ratify and confirm all acts the Filing Person's said attorneys shall do or cause to be done by virtue hereof, and does hereby acknowledge that the foregoing attorneys-in-fact, serving in such capacity at the Filing Person's request, are not assuming any of the Filing Person's responsibilities to comply with Sections 13(d) and 13(g), or Section 16, or any rules or regulations of the SEC in respect thereof.

        This power of attorney shall remain in full force and effect until it is revoked by the Filing Person in a signed writing delivered to each such attorney-in-fact or the Filing Person is no longer required to comply with Sections 13(d) and 13(g), or with Section 16, whichever occurs first.

        WITNESS the execution hereof this 13th day of December, 2018.

                          /s/  Matthew Avril
                          ------------------------------
                         Matthew Avril


Attested by:              /s/ Tiffany McMillan-McWaters
                          ------------------------------
                          Tiffany McMillan-McWaters